Publicly Offered Computational Materials / Term Sheet

Security Description

Securities:

JPMAC 2005-WMC1

Security Coupon:

1 Month LIBOR + TBA

Weighted Avg Life:

~3yrs

Security Size:

$200,00,000 subject to a variance of +/- 10%

Settlement Date:

Expected to be ~October 26th, 2005

Dated Date:

Expected to be ~October 26th, 2005

Distribution Date:

The 25th or the next business day, Expected to commence November 25th, 2005

First LIBOR Setting:

Expected to be October 24th, 2005

Legal Final:

Expected to be October 25, 2035

Payment Delay:

Zero days

Interest Accrual:

Actual/360

Total Pool Originator:

WMC

Total Pool Servicer:

Chase Mortgage

Conforming Pool Originator:

WMC

Conforming Pool Servicer:

Chase Mortgage

Security Stipulations

The Securities to be delivered will:

·

be DTC eligible.

Ratings Requirement:

Moody’s

Aaa

Standard and Poor’s

AAA

Fitch

AAA

Optional Clean Up Call:

Expected to be when the ending balance of the mortgage loans is less than or equal to 10% of the original principal balance of the loans.

Step-Up Coupon:

The margin component of the Security Coupon on the delivered Securities will be 1.5 times if the Securities are not called at the Optional Clean Up Call date.

WAC Cap:

The Security Coupons will have a WAC Cap equal to the weighted per annum average gross interest rate of the mortgage loans in the groups or pools of mortgage loans primarily supporting payment of the Securities less servicing and trustee fees.

Interest Rate Cap:

Interest rate derivatives will be purchased into the trust to the benefit of the AAA classes, such that the AFC for the AAA classes will be raised to a minimum of 10.0% for a period at least equal to the average MTR of the collateral backing the group.

ERISA Eligibility:

TBD

SMMEA Eligibility:

TBD

SEC Registered Security:

Yes

Trust Tax Status:

REMIC

Securitization Trust Status:

Expected to be QSPE

Governing Law:

TBD